UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2019

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08  Shareholder Director Nomination.

On March 12, 2019, the Board of Directors of U.S. Auto Parts Network, Inc. (the “Company”) set May 22, 2019 as the date for the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

The date of the Annual Meeting is changing by more than 30 days from the anniversary date of the Company’s 2018 Annual Meeting of Stockholders, and therefore the Company is providing this information in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must have been received by the Company’s Secretary on or before the close of business on February 4, 2019.

Pursuant to the Company’s Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the Annual Meeting without including the proposal in the Company’s proxy materials for the Annual Meeting must notify the Company no later than the close of business on March 23, 2019, which is the 60th day before the 2019 Annual Meeting and the 10th day following the day on which notice of the date of the Annual Meeting was publicly disclosed.  The Company’s Amended and Restated Bylaws specify certain requirements regarding the form and content of such a notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2019	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ NEIL WATANABE
	Name:	Neil Watanabe
	Title:	Chief Financial Officer